Exhibit B

                       SECOND AMENDMENT TO LOAN AGREEMENT

      THIS SECOND AMENDMENT (this "Amendment") is made as of this 30th day of November, 2000, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", collectively with Environmental II, the "Environmental Funds" and collectively with Hanseatic and Environmental II, the "Lenders").

                                    Recitals

      WHEREAS, the Borrower and the Lenders have entered into a Loan Agreement dated August 7, 2000, as amended by the terms of a First Amendment to the Loan Agreement dated as of November 10, 2000 (as amended, the "Loan Agreement"), and in connection therewith the Borrower issued to the Lenders, among other things, promissory notes in the aggregate principal amount of $3,300,000 (the "Substituting Notes");

      WHEREAS, the Borrower desires to refinance its obligations to Guaranty Business Credit Corporation ("GBCC"), as assignee of Capital Business Credit, a division of Capital Factors, Inc. and otherwise establish a revolving credit facility (the "Credit Facility") with Hansa Finance Limited Liability Company in an amount not to exceed the aggregate principal amount of up to $5,000,000;

      WHEREAS, it is a condition to closing under the Credit Facility that the Borrower and the Lenders amend the Loan Agreement as more fully set forth below;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Article I, Section 1.1 (xxxxviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxxviii) in its entirety and substituting therefore a new Article I, Section 1.1 (xxxxviii) to read as follows:

                        (xxxxviii) The term "Security Agreement" shall mean that
                  certain Security Agreement in the form attached hereto as Exhibit C, dated the Closing Date, as from time to time amended, whereby the Borrower has pledged, assigned, hypothecated, conveyed, transferred, given and granted to the Lenders, and each of them, a continuing pledge, of and security interest in all of the security described therein.

      2. Article I, Section 1.1 (liii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (liii) in its entirety and substituting as new Article I, Section 1.1 (liii) to read as follows:

                        (1iii) the term "Subordination Agreements" shall mean
                  the Subordination Agreements, dated November 30, 2000, executed by the Lenders, respectively, to Hansa Finance Limited Liability Company.

      3. Article IX, Section 9.12 of the Loan Agreement is hereby amended by deleting Article IX, Section 9.12 in its entirety and substituting therefor a new Article IX, Section 9.12 to read as follows:

                        Section 9.12 SUBORDINATION. THE RIGHTS AND REMEDIES OF
                  THE LENDERS HEREUNDER ARE SUBJECT AND SUBORDINATED TO THE TERMS AND PROVISIONS OF THOSE CERTAIN SUBORDINATION AGREEMENTS, EACH DATED NOVEMBER 30, 2000 ENTERED INTO BY THE LENDERS, RESPECTIVELY, WITH HANSA FINANCE LIMITED LIABILITY COMPANY.

      4. Exhibit A to the Loan Agreement is hereby deleted in its entirety and Exhibit A annexed hereto is hereby substituted therefor.

      5. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

      6. Contemporaneously with the execution of this Amendment: (a) Lenders shall deliver the Substitute Notes to the Borrower; (b) Borrower shall cancel the Substitute Notes; (c) Borrower shall deliver to each Lender, in substitution for the Substitute Note held thereby, a new promissory note, in the form of Exhibit A hereto, which shall be registered in the name of such Lender and have a principal sum equal to the aggregate amounts advanced by such Lender to the Borrower (the dates of each such advance, and the amount of each, to be appropriately inserted therein); and (d) the parties hereto shall execute and deliver an Amendment to the Security Agreement (as defined in the Loan Agreement) in the form of Exhibit B annexed hereto. For purposes of the Loan Documents (as defined in the Loan Agreement) and each of them, the notes issued and delivered pursuant to this Amendment shall for all purposes substitute for the Substitute Notes, respectively.

      7. The Borrower herewith delivers to each of the Lenders such additional financing statements, or amendments thereto, as shall be requested by the Lenders in order to perfect the interests granted under the Security Agreement, as amended hereby.

      8. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

      9. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES, INC.


By: /s/ Paul I. Mansur
    -------------------------------

LENDERS:

HANSEATIC AMERICAS LDC

By: Hansabel Partners LLC

By: Hanseatic Corporation


By: /s/ Paul A. Biddelman
    -------------------------------
    Paul A. Biddelman
    President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By: Fund II Mgt. Co., LLC
    General Partner


By: /s/ Bruce McMaken
    -------------------------------
    Bruce McMaken
    Manager

                                                                       Exhibit A

                           SYSTEMONE TECHNOLOGIES INC.

                                 PROMISSORY NOTE

$_______________________                                    As of August 7, 2000
                                                            New York, New York

      SECTION 1. General. SYSTEMONE TECHNOLOGIES INC., a Florida corporation (hereinafter referred to as the "Borrower"), with offices at 8305 N.W. 27th Street, Miami, Florida 33122, for value received, hereby promises to pay to ________, or order, the principal amount of $___________, on the Maturity Date (as defined in the Loan Agreement hereinafter described), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts and to pay interest on such principal amount at the rates and on the dates described in
Section 2.3 of the Loan Agreement hereinafter described; provided, however, that the interest on $__________ of the principal amount shall be calculated and accrue from August 7, 2000 and the interest on the remaining $___________of the principal amount shall be calculated and accrue from _______________ ___, 2000. The Borrower further agrees to pay interest at such rates on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Borrower with respect to the payment thereof shall be discharged; all payments and prepayments of principal of this Note and all payments of the interest on this Note to be made at _____________________, or such other location as shall be specified in writing by the holder of this Note to the Borrower.

      SECTION 2. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

      SECTION 3. Related Agreement. This Note is issued pursuant to, and is one of the Notes referred to in, the Loan Agreement dated as of August 7, 2000, as amended by that First Amendment to Loan Agreement dated November 10, 2000 and that Second Amendment to Loan Agreement dated November 30, 2000 (herein referred to as the "Loan Agreement") among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P., and is entitled to the benefits and is subject to the provisions thereof (including, without limitation, those providing for the optional and mandatory prepayment of this Note and the acceleration of the maturity hereof), and to the benefits of the Security Agreement, dated August 7, 2000, as amended by that First Amendment to Security Agreement dated November 10, 2000 and that Second Amendment to Security Agreement dated November 30, 2000, among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Borrower.

      SECTION 4. SUBORDINATION. THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF A SUBORDINATION AGREEMENT, DATED NOVEMBER 30, 2000, ENTERED INTO WITH HANSA FINANCE LIMITED LIABILITY COMPANY.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.

ATTEST:                                     SYSTEMONE TECHNOLOGIES INC.


                                            By
----------------------------                   ----------------------------

                                                                       Exhibit B

                     SECOND AMENDMENT TO SECURITY AGREEMENT

      THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is made as of this 30th day of November, 2000, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Company"), Hanseatic Americas LDC, Environmental Opportunities Fund II, LP and Environmental Opportunities Fund II (Institutional), LP (collectively, the "Lenders').

                                    Recitals

      WHEREAS, the Company and the Lenders executed that certain Loan Agreement dated August 7, 2000, as amended by the terms of the First Amendment to the Loan Agreement dated as November 10, 2000 (as amended, the "Loan Agreement") and in connection therewith the parties also executed that certain Security Agreement dated August 7, 2000, as amended by the terms of a First Amendment to the Security Agreement dated as of November 10, 2000 (as amended, the "Security Agreement");

      WHEREAS, the Company the Lenders are contemporaneously herewith amending the Loan Agreement and now desire to amend the Security Agreement according to the terms of this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The first recital of the Security Agreement is hereby amended by deleting the phrase "amended on November 10, 2000" and substituting therefore a reference to "may from time to time be amended".

      2.    Section 2 of the Security Agreement is hereby amended by deleting
            Section 2 in its entirety and substituting therefore a new Section 2 to read as follows:

                        2. Creation of Security Interest. As an inducement to
                  the Lenders, and each of them, to enter into the Loan Agreement, to made the Loan, and to secure prompt payment, performance and discharge in full of all the Borrower's obligations (hereinafter referred to as the "Obligations") on the part of the Borrower to be performed under the Loan Agreement and the Notes, the Borrower hereby unconditionally and irrevocably grants to the Lenders, and each of them, a continuing security interest, in lien upon and a right of set-off against all of the Collateral, which shall be senior and first-in-right with respect to all other security interests and liens other than the interest of Hansa Finance Limited Liability Company ("Hansa") pursuant to that certain Revolving Credit Loan Agreement dated November 30, 2000, as may from time to time be amended (hereinafter referred to as the "Senior Credit Agreement"), between the Borrower and Hansa and other Permitted Encumbrances (as defined in the Loan Agreement). Upon the payment, performance and discharge in full of all Obligations, the security interest granted herein shall expire.

      3. The third sentence of Section 4(a) of the Security Agreement is hereby deleted in its entirety and the following two new sentences substituted therefor:

                        The Borrower shall preserve the Collateral and abstain
                  from and not permit the commission of waste with regard thereto; and shall not sell, lease, or transfer or otherwise dispose of any of the Collateral except: (I) (x) sales of inventory or dispositions of obsolete assets, (y) licensing to third parties and (z) sales of the Royalty (as defined in that certain Marketing and Distribution Agreement dated as of November 13, 2000 between the Borrower and Safety-Kleen Systems Inc. [the "Safety-Kleen Agreement"]), or part thereof, in each case under clauses (x), (y) and (z) immediately preceding in the ordinary course of business to third parties not constituting Affiliates (as defined in the Loan Agreement) of the Borrower and for consideration equal to the fair market value thereof (the interest so conveyed to any third party to be free of the lien of this Agreement) and (II) except as permitted by Section 5. For purposes hereof, performance by the Borrower of the Safety-Kleen Agreement shall not be deemed prohibited by this Agreement, nor shall Safety-Kleen Systems Inc. nor any Affiliate thereof be deemed an Affiliate of the Borrower by virtue of its holding of the warrant issued by the Borrower pursuant to the Safety-Kleen Agreement or of the shares underlying such warrant.

      4.    The references to "Capital" contained in the last sentence of
            Section 4(a), and in Section 4(d) and in Section 5(a), of the Security Agreement are hereby deleted and a reference to "Hansa" substituted in lieu thereof.

      5.    Section 20 of the Security Agreement is hereby amended by deleting
            Section 20 in its entirety and substituting a new Section 20 to read as follows:

                        20. SUBORDINATION. THE RIGHTS AND REMEDIES OF THE
                  LENDERS HEREUNDER ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF THOSE CERTAIN SUBORDINATION AGREEMENTS, EACH DATED NOVEMBER 30, 2000 ENTERED INTO BY THE LENDERS, RESPECTIVELY, WITH HANSA FINANCE LIMITED LIABILITY COMPANY.

      6. Except as specifically amended hereby, the Security Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

      7. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

      8. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.


By:
    -----------------------------

LENDERS

HANSEATIC AMERICAS LDC

By: Hansabel Partners LLC

By: Hanseatic Corporation


By:
    -----------------------------
    Paul A. Biddelman
    President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By:  Fund II Mgt. Co., LLC
General Partner


By:
    -----------------------------
    Bruce McMaken
    Manager

                        THIRD AMENDMENT TO LOAN AGREEMENT

      THIS THIRD AMENDMENT (this "Amendment") is made as of this 27th day of February, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", collectively with Hanseatic and Environmental II, the "Lenders").

                                    Recitals

      WHEREAS, the Borrower and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000 and a Second Amendment to Loan Agreement dated as of November 30, 2000 (as amended, the "Loan Agreement"); and

      WHEREAS, the Borrower and the Lenders desire to amend the Loan Agreement to (i) change the Maturity Date (as defined in the Loan Agreement) from February 7, 2002 to September 30, 2002, and (ii) change the terms upon which the Borrower will issue the Additional Warrants (as defined in the Loan Agreement) to the Lender;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Article I, Section 1.1 (xxxvi) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxvi) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxvi) to read as follows:

                  (xxxvi) The term "Maturity Date" shall mean September 30,
            2002.

      2. Article II, Section 2.10 of the Loan Agreement is hereby amended by deleting the second sentence of Article II, Section 2.10 in its entirety and substituting therefor a new sentence to read as follows:

                  In addition, in the event that the Borrower does not punctually satisfy the Note on or prior to February 28, 2002 and after such date the Borrower (i) sells debt or equity securities, or debt securities convertible into equity securities, or incurs debt with a final scheduled maturity date more than twelve months after issuance or incurrence providing gross cash proceeds to the Borrower in an amount equal to or greater than the outstanding principal amount and accrued interest of the Notes on the date of such sale or incurrence, or (ii) enters into a merger, consolidation, sale of all or substantially all of its assets or other business combination transaction with a party that prior to such transaction owns less than 25 percent of the voting power of the Borrower's outstanding equity securities, then upon the consummation of the earliest of any such transaction, the Borrower shall forthwith issue and deliver to each of the original holders of the Notes a number of additional warrants (hereinafter, with respect to all Lenders, referred to as the "Additional Warrants") to purchase shares of Common Stock (hereinafter with respect to all

Lenders referred to as the "Additional Warrant Shares") equal to the number of Initial Warrants to such original holder, such Additional Warrants to be evidenced by warrant certificates (hereinafter referred to, collectively, as the "Additional Warrant Certificates"), each registered in the name of such original holder and dated the date of issuance thereof, in the form of the Initial Warrant Certificate (except that all such Additional Warrants shall be immediately exercisable, and provided that the terms of the Additional Warrants as aforesaid shall, for purposes of issuance thereof and without limiting the operation thereof, be subject to adjustment pursuant to Section 6 of the form of Initial Warrant Certificate as if in effect from and after the Closing Date).

      3. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

      4. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

      5. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.


By: /s/ Paul I. Mansur
    --------------------------------
    Paul I. Mansur
    Chief Executive Officer

LENDERS

HANSEATIC AMERICAS LDC

By: Hanseatic Corporation


By: /s/ Paul A. Biddelman
    --------------------------------
    Paul A. Biddelman
    President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By: Fund II Mgt. Co., LLC
General Partner


By: /s/ Kenneth C. Leung
    --------------------------------
    Kenneth C. Leung
    Chief Investment Officer

                       FOURTH AMENDMENT TO LOAN AGREEMENT

      THIS FOURTH AMENDMENT (this "Amendment") is made as of this 30th day of September, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", and collectively with Hanseatic and Environmental II, the "Lenders").

                              W I T N E S S E T H:

      WHEREAS, the Borrower and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000, a Second Amendment to Loan Agreement dated as of November 30, 2000 and a Third Amendment to Loan Agreement dated as of February 27, 2002 (as amended, the "Loan Agreement") and in connection therewith the Borrower issued to the Lenders promissory notes in the aggregate principal amount of $3,300,000 (the "Outstanding Notes") and warrants exercisable for in the aggregate 942,858 shares of the Borrower's common stock, $.001 par value; and

      WHEREAS, the Borrower and the Lenders desire to amend the Loan Agreement to change the Maturity Date (as defined in the Loan Agreement) from September 30, 2002 to November 30, 2002.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Article I, Section 1.1 (xxxvi) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxvi) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxvi) to read as follows:

            (xxxvi) The term "Maturity Date" shall mean November 30, 2002.

      2. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

      3. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

      4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.


By: /s/ Paul I. Mansur
    --------------------------------
    Name: Paul I. Mansur
    Title:   Chief Executive Officer

LENDERS

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.         HANSEATIC AMERICAS LDC
ENVIRONMENTAL OPPORTUNITIES FUND II
(INSTITUTIONAL), L.P.                             By:  Hanseatic Corporation

By:  Fund II Mgt. Co., LLC                        By: /s/ Paul A. Biddelman
General Partner                                       --------------------------
                                                  Name: Paul A. Biddelman
                                                  Title: President

By: /s/ Kenneth C. Leung
    --------------------------------
Name: Kenneth C. Leung
Title: Chief Investment Officer

                        FIFTH AMENDMENT TO LOAN AGREEMENT

      THIS FIFTH AMENDMENT (this "Amendment") is made as of this 9th day of December, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", and collectively with Hanseatic and Environmental II, the "Lenders").

                                    Recitals

      WHEREAS, the Borrower and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000, a Second Amendment to Loan Agreement dated as of November 30, 2000, a Third Amendment to Loan Agreement dated as of February 27, 2002 and a Fourth Amendment to Loan Agreement dated as of September 30, 2002 (as amended, the "Loan Agreement") and in connection therewith the Borrower issued to the Lenders promissory notes in the aggregate principal amount of $3,300,000 (the "Outstanding Notes") and warrants exercisable for in the aggregate 942,858 shares of the Borrower's common stock, $.001 par value; and

      WHEREAS, as part of the recapitalization of the Borrower and pursuant to the Exchange Agreement (the "Exchange Agreement"), dated December 9, 2002, by and among the Borrower, the Lenders and the additional parties thereto, the Borrower and the Lenders desire to cancel the Outstanding Notes and amend the Loan Agreement and Loan Documents (as defined in the Loan Agreement) to (i) increase the principal amount outstanding thereunder to include the interest accrued from, respectively, the Closing Date and the Supplemental Closing Date (each as defined in the Loan Agreement) to the date hereof, (ii) change the Maturity Date (as defined in the Loan Agreement) from September 30, 2002 to December 31, 2005, (iii) change the interest rate from sixteen percent (16%) per annum to ten percent (10%) per annum, and (iv) issue new promissory notes (the "New Notes"), all according to the terms of the Loan Agreement as amended by this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Article I, Section 1.1 (xxxvi) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxvi) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxvi) to read as follows:

            (xxxvi) The term "Maturity Date" shall mean December 31, 2005.

      2. Article I, Section 1.1 (xxxviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxviii) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxviii) to read as follows:

                  (xxxviii) The term "Notes" shall mean those notes, each in the form attached hereto as Exhibit A dated as of the Closing Date, executed by the Borrower, as the maker, and delivered to each Lender, as payee, in the aggregate principal amount of $4,418,373, which Notes, collectively, evidence the Loan under this Agreement.

      3. Article I, Section 1.1 (xxxxviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxxviii) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxxviii) to read as follows:

                  (xxxxviii) The term "Security Agreement" shall mean that
            certain Security Agreement in the form attached hereto as Exhibit C, dated the Closing Date, and amended by that certain First Amendment dated November 10, 2000, that certain Second Amendment dated November 30, 2000 and that certain Third Amendment dated December 9, 2002, as from time to time further amended, whereby the Borrower has pledged, assigned, hypothecated, conveyed, transferred, given and granted to the Lenders, and each of them, a continuing pledge, of and security interest in all of the security described therein.

      4. Article I, Section 1.1 (lviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (lviii) in its entirety and substituting therefor a new Article I, Section 1.1 (lviii) to read as follows:

                  (lviii) The term "Outstanding Notes" shall mean the Borrower's promissory notes in the aggregate principal amount of $3,300,000 issued pursuant to this Agreement to the Lenders, respectively, on the Supplemental Closing Date.

      5. The following new section is hereby added immediately following the definition of "Supplemental Closing Date" under Article I (which, together with the preceding clause (lviv) shall be re-designated, respectively, clause (lix) and clause (lx) thereof):

                  (lxi) The term "Second Supplemental Closing Date" shall mean
            December 9, 2002.

      6. Article II, Section 2.2 of the Loan Agreement is hereby amended by deleting Article II, Section 2.2 in its entirety and substituting therefor a new
Article II, Section 2.2 to read as follows:

                  Section 2.2 Notes. The obligation of the Borrower to repay all monies advanced by the Lenders, and each of them, to the Borrower in connection with the Loan shall be evidenced by the Notes, each in the form of Exhibit A annexed hereto. On the Second Supplemental Closing Date, the Borrower shall have duly executed and delivered to each Lender, in substitution for the Outstanding Note held thereby, a Note, which shall (i) be dated as of the Second Supplemental Closing Date, (ii) be registered in the name of the Lender to whom issued, (iii) have a principal sum equal to the aggregate amounts advanced by such Lender to the Borrower plus all interest accrued from the Closing Date through the Second Supplemental Closing Date, which shall be payable in the amounts and on the dates provided for in Section 2.4 hereof and (iv) bear interest at the rates payable on the dates and in the manner provided for in Section 2.3 hereof.

      7. Article II, Section 2.3 of the Loan Agreement is hereby amended by deleting Article II, Section 2.3 in its entirety and substituting therefor a new
Article II, Section 2.3 to read as follows:

                  Section 2.3 Interest. Each Note shall bear interest computed daily from the Second Supplemental Closing Date until final repayment in full of said Note in accordance with Section 2.4 of this Agreement. Each note shall bear interest at a rate of ten percent per annum (10%) to be applied to the principal amount of the Note as set forth therein until final repayment in full of said Note. Interest on the Loan and the Notes shall be due and payable on the Maturity Date and continuing thereafter until the Loan and Notes are repaid in full.

      8. Annex 1 to the Loan Agreement is hereby amended by deleting Annex 1 in its entirety and substituting therefor a new Annex 1 to read as follows:

                                                                      Proportionate Amount     Allocation of Initial
Lender                                         Proportionate Share          of Loan                 Warrants
------                                         -------------------    --------------------     ---------------------
Hanseatic Americas LDC
450 Park Avenue, Suite 2302                             50%                $2,209,187                471,429
New York, New York 10022

Environmental Opportunities Fund II, L.P.
c/o Sanders Morris Harris
3100 Chase Tower                                      10.7%                  $472,766                100,886
600 Travis Street, Suite 3100
Houston, Texas 77002

Environmental Opportunities Fund II
(Institutional), L.P.
c/o Sanders Morris Harris
3100 Chase Tower                                      39.3%                $1,736,421                370,543
600 Travis Street, Suite 3100
Houston, Texas 77002

      9. Exhibit A to the Loan Agreement is hereby deleted in its entirety and Exhibit A annexed hereto is hereby substituted therefor.

      10. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

      11. Contemporaneously with the execution of this Amendment, Lenders shall deliver the Outstanding Notes to the Borrower. Contemporaneously with the execution of this Amendment, the Borrower shall (i) cancel the Outstanding Notes and (ii) deliver the New Notes to the Lenders, in the form required by the Loan Agreement, as amended hereby and acceptable to the Lenders.

      12. Contemporaneously herewith, the parties hereto shall execute and deliver an Amendment to the Security Agreement in the form of Exhibit B annexed hereto.

      13. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

      14. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.

By: /s/ Paul I. Mansur
    ------------------------------------
    Name: Paul I. Mansur
    Title: Chief Executive Officer

LENDERS

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.      HANSEATIC AMERICAS LDC
ENVIRONMENTAL OPPORTUNITIES FUND II
(INSTITUTIONAL), L.P.                          By: Hanseatic Corporation

By: Fund II Mgt. Co., LLC                      By: /s/ Paul A. Biddelman
General Partner                                    -----------------------------
                                               Name: Paul A. Biddelman
                                               Title: President

By: /s/ Kenneth C. Leung
    ------------------------------------
    Name: Kenneth C. Leung
    Title: Chief Investment Officer

                                                                       EXHIBIT A

                           SYSTEMONE TECHNOLOGIES INC.

                                 PROMISSORY NOTE

$______________________                                   As of December 9, 2002
                                                          New York, New York

      SECTION 1. General. SYSTEMONE TECHNOLOGIES INC., a Florida corporation (hereinafter referred to as the "Borrower"), with offices at 8305 N.W. 27th Street, Miami, Florida 33122, for value received, hereby promises to pay to______________________, or registered assigns, the principal amount of $_____________, on the Maturity Date (as defined in the Loan Agreement hereinafter described), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts and to pay interest on such principal amount at the rates and on the dates described in Section 2.3 of the Loan Agreement hereinafter described. The Borrower further agrees to pay interest at such rates described in the Loan Agreement on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the borrower with respect to the payment thereof shall be discharged; all payments and prepayments of principal of this Note and all payments of the interest on this Note to be made at _______________, or such other location as shall be specified in writing by the holder of this Note to the Borrower.

      SECTION 2. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be preformed entirely within such state.

      SECTION 3. Related Agreements. This Note is issued pursuant to, and is one of the Notes referred to in, the Loan Agreement dated as of August 7, 2000, as amended by that First Amendment dated as of November 10, 2000, that Second Amendment dated as of November 30, 2000, that Third Amendment dated as of February 27, 2002, that Fourth Amendment dated as of September 30, 2002 and that Fifth Amendment dated as of the date first set forth above (herein referred to as the "Loan Agreement") among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P., and is entitled to the benefits and is subject to the provisions thereof (including, without limitation, those providing for the optional and mandatory prepayment of this Note and the acceleration of the maturity hereof), and to the benefits of the Security Agreement, August 7, 2000, as amended by that First Amendment to Security Agreement dated November 10, 2000, that Second Amendment to Security Agreement dated November 30, 2000, and that Third Amendment to Security Agreement dated the date first set forth above, as from time to time further amended, among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Borrower.

      SECTION 4. SUBORDINATION. THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF A SUBORDINATION AGREEMENT, DATED NOVEMBER 30, 2000 ENTERED INTO WITH HANSA FINANCE LIMITED LIABILITY COMPANY, A DELAWARE LIMITED LIABILITY COMPANY.

      SECTION 5. Registration. The Borrower shall keep or cause to be kept a note register for the Notes in which the Borrower shall provide for the registration of the Notes and the registration of transfers of the Notes. The Borrower shall keep this register in a manner that causes the Notes to be in registered form within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended, and the applicable treasury regulations. Prior to due presentment for registration of transfer of any Note, the Borrower may treat the person in whose name any Note is registered (as of the day of determination) as the holder of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes, and neither the Borrower nor any agent of the Borrower shall be affected by notice to the contrary.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the date firstabove written.

ATTEST:                                       SYSTEMONE TECHNOLOGIES INC.


By:                                           By:
    --------------------------------              ------------------------------
    Name: Pierre G. Mansur                        Name: Paul I. Mansur
    Title: President                              Title: Chief Executive Officer

                                                                       EXHIBIT B

                      THIRD AMENDMENT TO SECURITY AGREEMENT

      THIS THIRD AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is made as of this 9th day of December, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Company"), Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. (collectively, the "Lenders").

                                    Recitals

      WHEREAS, the Company and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000, a Second Amendment to Loan Agreement dated as of November 30, 2000, a Third Amendment to Loan Agreement dated as of February 27, 2002, and a Fourth Amendment to Loan Agreement dated as of September 30, 2002 (as amended, the "Loan Agreement") and in connection therewith the parties also executed that certain Security Agreement dated August 7, 2000, as amended by a First Amendment to Security Agreement dated as of November 10, 2000 and a Second Amendment to Security Agreement dated as of November 30, 2000 (the "Security Agreement");

      WHEREAS, the Company and the Lenders are contemporaneously herewith amending the Loan Agreement and now desire to amend the Security Agreement according to the terms of this Amendment;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The first recital of the Security Agreement is hereby amended by deleting the first recital in its entirety and substituting therefore a new first recital to read as follows:

                  WHEREAS, under the terms and conditions of a Loan Agreement dated as of August 7, 2000 and as amended on November 10, 2000, November 30, 2000, February 27, 2002, September 30, 2002 and December 9, 2002, as may from time to time be amended (hereinafter referred to as the "Loan Agreement"), among the Borrower and the Lenders, The Borrower is indebted to the lenders in the aggregate principal amount of $4,418,373 (hereinafter referred to as the "Loan"), which Loan is to be evidenced by certain Notes issued pursuant to the Loan Agreement (hereinafter referred to, collectively, as the "Notes"), with payment of the Notes and any other obligations of the Borrower to the Lender to be secured as provided for in the Loan Agreement;

      2. Except as specifically amended hereby, the Security Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

      3. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

      4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SYSTEMONE TECHNOLOGIES INC.


By:
    ---------------------------------
    Name: Paul Mansur
    Title: Chief Executive Officer

LENDERS

HANSEATIC AMERCIAS LDC

By: Hanseatic Corporation


By:
    ---------------------------------
    Name: Paul A. Biddelman
    Title: President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By: Fund II Mgt. Co., LLC
    General Partner


By:
    ---------------------------------
    Name: Bruce McMaken
    Title: Manager